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                                                                   EXHIBIT 23(C)



                               CONSENT OF COUNSEL



    We hereby consent to the use of our firm's name under the headings "Taxation--Argentine Taxation" and "Legal Opinions" in the Registration Statement and related Prospectus.



Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz, Jr.



/s/ DIEGO SERRANO



January 28, 1997